EXHIBIT 10.2

Loan Extension Agreement

Contract No.: 2015 Zao Yin Zhan Zi No. 0922060200001

Lender:	Zaozhuang Bank Co., Ltd. Junshan Road Sub-branch

Borrower:	Synthesis Energy Systems (ZaoZhuang) New Gas Company, Ltd.

Guarantor:	Shandong Weijiao Group Xuecheng Energy Co., Ltd.

Mortgager:	Synthesis Energy Systems (ZaoZhuang) New Gas Company, Ltd.

Since the loan in the loan contract (the “Contract”) of Y2014 Zi 10020602 No. 00005 signed between Lender and Borrower can’t be paid back on time in full amount, the Borrower requested for the extension, the Lender agreed loan extension under the Contract after checking, and the Guarantor agreed to provide guarantee. After consultation among three parties, this agreement is signed off for jointly execution.

Article 1 The term of the Contract’s loan amount of RMB 20M is from Oct. 2, 2014 to Sept. 23, 2015, the extension amount is RMB 20M, with the extension period of Sept. 23, 2015 to Aug. 22, 2016.

Article 2 The loan interest during the extension period is 10%.

Article 3 The Borrower and the Guarantor committees to take the following responsibilities:

1, the Borrower will continue to take responsibility for any existing mortgage or pledge

2, for the loan guarantee, the Guarantor will continue to take joint reliability, the guarantee period is two years since the extension expire date; if the debt expires in advance due to any conditions occurred which is stipulated in the Contract or by laws, the guarantee period will be two years since the advanced debt expire date.

Article 4 This agreement is an adjustment and supplement to the terms in the Contract of Y2014 ZaoYin JieZi10020602 No. 00005 and guarantee contract of Y2014 ZaoYin BaoZi 10020602 No. 00005. Excepting the terms mentioned above, other terms remain effective in the Contract and guarantee contract.

Article 5 Others (none)

Article 6 This agreement is going to take effect when it is signed or chopped by the parities.

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Article 7 This agreement is made in three counterparts, with each party holding one copy respectively. Each copy has the same legal effect.

Article 8 Special reminder

The Lender has reminded the Borrower and the Guarantor to understand all terms of this agreement fully and precisely, and has given any explanation to the terms per the Borrower and the Guarantor’s request. All parties have the same knowledge to this agreement.

Borrower (corporate seal)	Lender: (corporate seal):

Legal representative:	Legal representative:

Huang Dali	Zhou Changtao
[seal]	[seal]

Borrower (corporate seal)	Lender: (corporate seal):

Legal representative:	Legal representative:

Liu Liangyu	Huang Dali
[seal]	[seal]

Signing Date: Sept. 22, 2015

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